Exhibit 99.1

                                  NEWS RELEASE

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                                                     Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 301                              The Miller Group
Tempe, Arizona 85281                          Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

                              FOR IMMEDIATE RELEASE

                    Global Entertainment Corporation Reports
                   Improved Second Quarter Fiscal 2009 Results

TEMPE, ARIZONA, JANUARY 14, 2009 -- GLOBAL ENTERTAINMENT CORPORATION (NYSE ALTERNEXT US: GEE) - today reported improvements over prior years in the results of operations for the second quarter and the six months ended November 30, 2008, along with decreases in the loss from operations for both the three-month and six-month periods.

For the second quarter ended November 30, 2008, the company reported revenue of $3.2 million, a 14.4% increase compared to revenue of $2.8 million for the second quarter ended November 30, 2007. The $0.9 million year-over-year increases in project management and project development fees related to the construction projects in Wenatchee, Washington, Allen, Texas and Independence, Missouri were offset by a $0.5 million decrease in ticket service fees, arising from the current unfavorable economic environment. Income from operations was $0.1 million for the second quarter of fiscal 2009, an improvement over the loss from operations of $0.5 million in the same period of the prior fiscal year. A loss from continuing operations of $0.3 million, or $0.04 per share, was reported for the three months ended November 30, 2008, compared to a loss from continuing operations of $0.5 million, or $0.08 per share, for the three months ended November 30, 2007. The loss from continuing operations for the second quarter of fiscal 2009 includes interest expense of $0.3 million incurred on the construction loan for the Wenatchee, Washington facility, after substantial completion of the facility in October 2008. The company subsequently sold the facility and paid the related $48.9 million construction loan in full in December 2008.

Revenue for the first six months of fiscal 2009 was $5.6 million, a decrease of 7.6% compared to revenue of $6.0 million in the first six months of the prior fiscal year. The loss from operations for the six-month period ended November 30, 2008 was approximately zero. The break even operations represented an improvement over the loss from operations of $2.0 million in the same six-month period of the prior year. The prior year period included $1.5 million more in legal, settlement and severance costs. The loss from continuing operations of $0.4 million, or $0.06 per share, for the first six months of fiscal 2009 compared to a loss from continuing operations of $2.0 million, or $0.30 per share, for the first six months of fiscal 2008.

"We are very pleased to report operating income for our second quarter and note that without the added interest expense related to the construction loan on the Wenatchee, Washington project, results for the second quarter would have been net income of approximately $0.1 million. We completed the Wenatchee project and were able to close the sale of the facility in December 2008 and pay the related $48.9 million construction loan in full," said Richard Kozuback, president and more...

Global Entertainment Corporation Reports Materially Improved Second Quarter Fiscal 2009 Results
January 14, 2009
Page 2


chief executive officer. "We are also pleased to report the improvement in the loss from continuing operations for the first six months of fiscal 2009. Our focus is directly on our core business and controlling costs associated with the two projects under development in addition to keeping ongoing general and administrative expenses in line with operational requirements.

We are on track with our current projects under development and are in various stages of discussion, negotiation or final due diligence on several new projects through our real estate development subsidiary responsible for marketing events center projects to mid-sized communities throughout the nation. As each new facility is opened it creates multiple revenue generating opportunities through multi-year facility management agreements and exclusive ticketing services for all events," concluded Kozuback.

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
      www.coliseums.com                                    www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its six wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and develop potential new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates arena operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-K for the year ended May 31, 2008, as filed with the Securities and Exchange Commission.


                            FINANCIAL TABLE FOLLOWS:

Global Entertainment Corporation Reports Materially Improved Second Quarter Fiscal 2009 Results
January 14, 2009
Page 3


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (in thousands)

                                                    November 30,        May 31,
                                                       2008              2008
                                                     --------          --------
ASSETS

Current Assets:
  Cash and cash equivalents                          $    664          $    443
  Restricted cash                                       1,250                --
  Accounts receivable, net                              1,135             1,111
  Investment in Wenatchee project                      52,399            34,473
  Other current assets                                    259             2,406
                                                     --------          --------

      Total Current Assets                             55,707            38,433

Other Assets                                            1,860               931
                                                     --------          --------

      Total Assets                                   $ 57,567          $ 39,364
                                                     ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities           $  5,158          $  8,468
  Notes payable                                        48,975            27,220
  Other liabilities                                       470               257
                                                     --------          --------

      Total Current Liabilities                        54,603            35,945

Notes payable and other long-term liabilities             242               297
                                                     --------          --------

      Total Liabilities                                54,845            36,242
                                                     --------          --------
Stockholders' Equity:
  Common stock                                              7                 7
  Paid-in capital                                      10,946            10,930
  Accumulated deficit                                  (8,231)           (7,815)
                                                     --------          --------

      Total Stockholders' Equity                        2,722             3,122
                                                     --------          --------

      Total Liabilities and Stockholders' Equity     $ 57,567          $ 39,364
                                                     ========          ========

Global Entertainment Corporation Reports Materially Improved Second Quarter Fiscal 2009 Results
January 14, 2009
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS
                                   (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                For the Three Months Ended          For the Six Months Ended
                                              ------------------------------     ------------------------------
                                              November 30,      November 30,     November 30,      November 30,
                                                 2008              2007             2008              2007
                                              ----------        ----------       ----------        ----------
Revenue                                       $    3,231        $    2,825       $    5,590        $    6,049

Expenses                                           3,139             3,349            5,614             8,062
                                              ----------        ----------       ----------        ----------

Income (loss) from operations                         92              (524)             (24)           (2,013)

Other income (expense)                              (348)                9             (344)               48
                                              ----------        ----------       ----------        ----------
Loss from continuing operations before
 income taxes                                       (256)             (515)            (368)           (1,965)

Income tax benefit                                    --                --               --                --
                                              ----------        ----------       ----------        ----------
Loss from continuing operations                     (256)             (515)            (368)           (1,965)

Loss from discontinued operations,
net of income taxes                                   --               (78)             (48)             (146)
                                              ----------        ----------       ----------        ----------

Net loss                                      $     (256)       $     (593)      $     (416)       $   (2,111)
                                              ==========        ==========       ==========        ==========

Loss per common share - Diluted:
  Loss from continuing operations             $    (0.04)       $    (0.08)      $    (0.06)       $    (0.30)
  Loss from discontinued operations                   --             (0.01)              --             (0.02)
                                              ----------        ----------       ----------        ----------
   Net loss                                   $    (0.04)       $    (0.09)      $    (0.06)       $    (0.32)
                                              ==========        ==========       ==========        ==========
Weighted average number of common shares
outstanding:
  Diluted                                      6,626,015         6,521,117        6,625,562         6,518,604


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